Exhibit 10.5

NON COMPETE AGREEMENT

This AGREEMENT (this “Agreement”) is made effective as of April 6, 2010 among DIANA SHIPPING INC., a Marshall Islands company (“Diana Shipping”) and DIANA CONTAINERSHIPS INC., a Marshall Islands company (“Diana Containerships”).

WHEREAS, Diana Shipping is engaged in the ownership, operation and chartering of drybulk carrier vessels and is a shareholder of Diana Containerships, and certain of the senior executive officers and directors of Diana Shipping also serve as senior executive officers and directors of Diana Containerships;

WHEREAS, Diana Containerships is or will be engaged in the ownership, operation and chartering of containerships;

WHEREAS, Diana Shipping Services S.A., a wholly-owned subsidiary of Diana Shipping (the “Manager”), will provide certain corporate and administrative services to Diana Containerships pursuant to an administrative services agreement between the Manager and Diana Containerships (the “Administrative Services Agreement”) and will provide commercial and technical vessel management services to the containerships in Diana Containerships’ fleet upon or prior to the delivery of the vessels pursuant to separate agreement between the Manager and each vessel owning subsidiary of Diana Containerships (the “Vessel Management Agreements”).

WHEREAS, Diana Shipping and Diana Containerships desire to enter into this agreement to memorialize their agreement relating engaging in competing business activities and certain other matters set forth more fully herein.

NOW, THEREFORE, in consideration of the mutual covenants and premises of the parties hereto and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Non-Competition Agreement of Diana Shipping Inc. Diana Shipping agrees that until the date that is the later of (i) the six month anniversary of the termination of the Administrative Services Agreement or (ii) the six month anniversary of the termination of the Vessel Management Agreement, neither Diana Shipping nor any wholly-owned subsidiary of Diana Shipping will acquire or charter or enter into any proposal or agreement relating to the acquisition or charter of any containership vessel or business related to the ownership or operation of container vessels.

2. Non-Competition Agreement of Diana Containerships Inc. Diana Containerships agrees that until the date that is the later of (i) the six month anniversary of the termination of the Administrative Services Agreement or (ii) the six month anniversary of the termination of the Vessel Management Agreement, neither Diana Containerships nor any wholly-owned subsidiary of Diana Containerships will acquire or charter or enter into any proposal or agreement relating to the acquisition or charter of any drybulk vessel or business related to the ownership or operation of drybulk carrier vessels.

3. Non-Solicitation. Each of the parties hereto agree that during the term of the Administrative Services Agreement and the Vessel Management Agreement and for a period of 12 months after the later of (i) the termination of the Administrative Services Agreement and (ii) the termination of the Vessel Management Agreement, neither party to this Agreement will, without the prior written consent of the other party, directly or indirectly, including through a wholly-owned subsidiary or affiliate, on behalf of itself or any other individual or entity, solicit for employment, induce or encourage the resignation of any employee of the other party or its related entities, subsidiaries or affiliates, or any person who was employed by the other party or a subsidiary or affiliate of the other party within six months of the date of such solicitation; or in any other way interfere or attempt to interfere with the relationship of either party hereto with any of its or their employees, provided, however, that nothing herein shall be deemed to prohibit or limit certain of the executive officers and/or directors of Diana Shipping set forth on Schedule I from providing services to Diana Containerships in their capacity as executive officers and / or directors of Diana Containerships.

4. Confidentiality. Except as (i) the parties may otherwise agree or (ii) as may be required by either party in the disclosing party’s reasonable opinion after consultation with outside legal counsel by applicable law (including without limitation U.S. federal securities law) or compliance with the requirements of any regulatory authority or stock exchange on which the shares of a party may be listed, any non-public information or confidential information relating to or obtained in the pursuant to this Agreement or the Management Agreement or any transaction contemplated therefore, or the business or affairs of either party, their respective subsidiaries or affiliates, shall be kept strictly confidential by the other party hereto; provided, however, in the case of clause (ii) of this Section 4, prior to any public disclosure by a party hereto contemplated to be made in order to comply with applicable law or requirements of regulatory authorities or stock exchange requirements, the disclosing party shall provide a draft of such public disclosure or other communication to the non-disclosing party in advance and consult with the non-disclosing party regarding the contents of such disclosure and, to the extent reasonably practicable in the circumstances, take into consideration any comments on such disclosure as may be provided by the non-disclosing party.

5. Notices. Each notice, consent or request required to be given to a Party pursuant to this Agreement must be given in writing. A notice may be given by delivery to an individual or by fax, and shall be validly given if delivered on a Business Day to an individual at the following address, or, if transmitted on a Business Day, by fax or email addressed to the following Party:

If to Diana Shipping Inc.:	If to Diana Containerships Inc.:

Diana Shipping Inc.	Diana Containerships Inc.
Pendelis	Pendelis
16, 175 64	16, 175 64
Palaio Faliro	Palaio Faliro
Athens, Greece	Athens, Greece
Attention:	Attention:
Tel:	Tel:
Fax:	Fax:

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With Copy to:	With Copy to:

Gary J. Wolfe, Esq.	Gary J. Wolfe, Esq.
Seward & Kissel LLP	Seward & Kissel LLP
One Battery Park Plaza	One Battery Park Plaza
New York, New York 10004	New York, New York 10004
(212) 574 1223 (telephone number)	(212) 574 1223 (telephone number)
(212) 480 8421 (facsimile number)	(212) 480 8421 (facsimile number)

6. Governing Law. This Agreement and the rights and obligations of the parties hereto will be governed by and construed in accordance with the laws of England.

7. Further Assurances. Each of the parties to this Agreement agrees to execute, acknowledge and deliver all such instruments and take all such actions a party from time to time may reasonably request in order to further effectuate the purposes of this Agreement and to carry out the terms hereof and to better assure and confirm to the Company its rights, powers and remedies hereunder.

8. Binding Effect; Assignment. This Agreement will be binding upon and inure to the benefit of the parties hereto and to their respective heirs, executors, administrators, successors and permitted assigns. This Agreement is not assignable by either party without the prior written consent of the other party except as provided in Section 2 hereof.

9. Severability. If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect, then this Agreement will be construed as if such invalid, illegal, or unenforceable provision or part of a provision had never been contained in this Agreement.

10. Counterparts. This Agreement may be executed in multiple counterparts, each of which will be deemed an original and all of such counterparts together will constitute one agreement. To facilitate execution of this Agreement, the parties may execute and exchange counterparts of signature pages by telephone facsimile.

[Signature page follows.]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties as of the date first written above.

DIANA SHIPPING INC.

Name: Anastasios Margaronis
Title: Director and President

DIANA CONTAINERSHIPS INC.

Name: Symeon Palios
Title: Director, Chief Executive Officer and Chairman of the Board

[Signature Page to Non-Compete Agreement]

Schedule I

Person	Diana Shipping Capacity	Diana Containerships Capacity
Symeon Palios	Director, Chief Executive Officer and Chairman	Director, Chief Executive Officer and Chairman
Anastasios Margaronis	Director and President	Director and President
Ioannis Zafirakis	Director, Executive Vice President and Secretary	Director, Chief Operating Officer and Secretary
Andreas Michalopoulos	Chief Financial Officer and Treasurer	Chief Financial Officer and Treasurer

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